UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2007

NATIONAL SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-6453	95-2095071
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2900 SEMICONDUCTOR DRIVE,  P.O. BOX 58090

SANTA CLARA, CALIFORNIA 95052-8090

(Address of Principal Executive Offices)

(408) 721-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 NATIONAL SEMICONDUCTOR CORPORATION

Table of Contents

		Page
Section 2 – Financial Information

Item 2.02	Results of Operations and Financial Condition	3

Section 8 – Other Events

Item 8.01	Other Events	3

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits	3

Signature		4

Exhibits:
99.1	News release dated March 8, 2007 (Earnings)

NATIONAL SEMICONDUCTOR CORPORATION

Item 2.02	RESULTS OF OPERATION AND FINANCIAL CONDITION

On March 8, 2007, National Semiconductor Corporation issued a news release announcing earnings for the quarter ended February 25, 2007. The earnings news release, which has been attached as Exhibit 99.1, contains unaudited Condensed Consolidated Statements of Income, Balance Sheets, and Statements of Cash Flows that are presented in accordance with United States generally accepted accounting principles, or GAAP. The information in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 8.01	OTHER EVENTS

The Company also announced in its news release that it will pay a cash dividend of $0.04 per share on April 9, 2007 to shareholders of record on March 19, 2007 and that its Board of Directors had approved another $500 million stock repurchase program.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	News release dated March 8, 2007 issued by National Semiconductor Corporation* (Earnings)

* This exhibit is intended to be furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL SEMICONDUCTOR CORPORATION

Dated: March 8, 2007	//S// Jamie E. Samath
Jamie E. Samath
Corporate Controller
Signing on behalf of the registrant and
as principal accounting officer

Exhibit 99.1

Media Contact:	Financial:
LuAnn Jenkins	Long Ly
National Semiconductor	National Semiconductor
(408) 721-2440	(408) 721-5007
luann.jenkins@nsc.com	invest.group@nsc.com

National Semiconductor Reports Results for Third Quarter Fiscal 2007

•	Q3 revenues were $431.0 million, down 14% from Q2 of fiscal 2007
•	Gross margin percentage was 59.8%, up from 58.9% in Q2
•	Q3 earnings per share were 22 cents, down from 27 cents in Q2
•	Q3 bookings were up 3% over Q2
•	Revenue outlook for Q4 of fiscal 2007 expected to be up 3 to 6% sequentially

SANTA CLARA, Calif. - March 8, 2007 -- National Semiconductor Corporation (NYSE:NSM) today reported net income of $71.5 million, or 22 cents per share, on revenues of $431.0 million for the third quarter of fiscal 2007, which ended February 25, 2007.

On a sequential basis, National’s third quarter fiscal 2007 revenues declined 14 percent from the second quarter, when the company reported $501.6 million in revenues and earnings of 27 cents per share.  The sequential revenue decline was driven by a combination of seasonality (as customers reduced their build rates following the holidays) and inventory reductions in the supply chain as distributors lowered their inventory balances during the quarter. Also, as originally projected, National had approximately $10 million less in foundry revenues related to previously sold Cordless and Super I/O businesses. Year over year, National’s third quarter sales decreased 21 percent from the third quarter of fiscal 2006, when the company reported sales of $547.7 million and earnings of 37 cents per share.

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Gross margin in National’s third quarter of fiscal 2007, including the impact of $6.5 million in stock compensation expenses, was 59.8 percent. This was higher than last quarter’s gross margin of 58.9 percent, which included $6.6 million in stock compensation expenses. The increase in gross margin percentage in the third quarter was driven by ongoing improvement in National’s product mix, while wafer fab utilization and inventory balances both declined slightly compared to the prior quarter. Gross margin percentage one year ago in the third quarter of fiscal 2006 was 60.7 percent when wafer fab utilization was over 85 percent. Although wafer fab utilization was down significantly in the third quarter of fiscal 2007 compared to last year’s third quarter, the relatively small decline in gross margin percentage reflects the year-over-year improvement in National’s analog product portfolio.

“Bookings from our customers and distributors improved through the latter part of our third quarter,” said Brian L. Halla, National’s chairman and CEO. “This suggests that the inventory correction may well be behind us, and we anticipate revenues to rise modestly in the fourth quarter.”

Bookings for Q3, Fiscal 2007

National’s total company bookings in the third quarter of fiscal 2007 increased by 3 percent sequentially over the second quarter. Regionally, the third quarter bookings improvement was driven by particularly strong activity in Europe. From a product perspective, new orders for interface and power management products grew at a much higher rate than the overall company average. Total company bookings exceeded billings in the third quarter.

Notable Items in Q3, Fiscal 2007 Results

National’s third quarter fiscal 2007 results included $29.5 million in pre-tax stock compensation expenses accounted for under FASB Statement 123(R), a $6.1 million charge for in-process research and development related to the acquisition of Xignal Technologies as well as approximately $8.5 million of tax benefits, primarily attributable to the restoration of the federal R&D tax credit which was enacted into law during the quarter.

Outlook for Q4, Fiscal 2007

Based upon current business conditions, National anticipates that revenues in the fourth quarter of fiscal 2007 will increase 3 to 6 percent over the third quarter. Gross margin percentage is also expected to improve slightly, and operating expenses are projected to increase following the holiday season.

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Company Declares Dividend

The company today announced that the Board of Directors has declared a cash dividend of $0.04 per outstanding share of common stock.  This dividend will be paid April 9, 2007 to shareholders of record at the close of business on March 19, 2007.

Board Authorizes Additional Stock Buy-Back Program

National also announced today that the Board has approved an additional $500 million to buy back National’s common stock beyond previously approved stock-repurchase programs. The company repurchased $141 million of common stock during the third quarter and ended the third quarter with approximately $50 million remaining available for repurchases (prior to the new approval announced today). The diluted weighted average shares outstanding for Q3 fiscal 2007 was 330.1 million shares.

Special Note

This release contains forward-looking statements dependent on a number of risks and uncertainties pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These factors include, but are not restricted to, new orders received and shipped during the quarter, the degree of factory utilization, the sale of inventories at existing prices, and the ramp up and sale of new analog products.  Other risk factors are included in the Company's 10-K for the year ended May 28, 2006 (see Outlook and Risk Factors sections of Management's Discussion and Analysis of Financial Conditions and Results of Operations) and the 10-Q for the quarter ended November 26, 2006.

About National Semiconductor

National Semiconductor, the industry's premier analog company, creates high-value analog devices and subsystems. National's leading-edge products include power management circuits, display drivers, audio and operational amplifiers, interface products and data conversion solutions. National's key analog markets include wireless handsets, displays and a variety of broad electronics markets, including medical, automotive, industrial, and test and measurement applications. Headquartered in Santa Clara, Calif., National reported sales of $2.16 billion for fiscal 2006, which ended May 28, 2006. Additional company and product information is available at www.national.com.

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NATIONAL SEMICONDUCTOR CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(In millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	Feb 25, 2007	Feb. 26, 2006	Feb 25, 2007	Feb. 26, 2006

Net sales	$ 431.0	$ 547.7	$ 1,474.0	$ 1,585.5
Cost of sales	173.3	215.5	586.6	664.3
Gross margin	257.7	332.2	887.4	921.2

Research and development	89.7	80.2	268.0	241.4
Selling, general and administrative	76.4	68.8	235.9	205.1
In-process research and development charge	6.1	-	6.1	-
Severance and restructuring expenses	-	1.0	4.0	31.7
Gain on sale of business	-	(4.0)	-	(28.3)
Other operating (income) expense, net	(0.2)	4.3	(2.2)	0.9
Operating expenses, net	172.0	150.3	511.8	450.8

Operating income	85.7	181.9	375.6	470.4
Interest income, net	9.0	8.5	29.0	23.1
Other non-operating income (expense), net	0.1	-	1.1	(1.9)

Income before taxes	94.8	190.4	405.7	491.6
Income tax expense	23.3	60.3	122.7	161.2
Net income	$ 71.5	$ 130.1	$ 283.0	$ 330.4

Earnings per share:
Basic	$ 0.23	$ 0.39	$ 0.88	$ 0.97
Diluted	$ 0.22	$ 0.37	$ 0.84	$ 0.92

Selected income statement ratios as a percentage of sales:
Gross margin	59.8%	60.7%	60.2%	58.1%
Research and development	20.8%	14.6%	18.2%	15.2%
Selling, general and administrative	17.7%	12.6%	16.0%	12.9%
Net income	16.6%	23.8%	19.2%	20.8%

Effective tax rate	24.6%	31.7%	30.2%	32.8%

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NATIONAL SEMICONDUCTOR CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In millions)

	Feb. 25,	May 28,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$ 777.7	$ 932.2
Short-term marketable investments	-	110.3
Receivables	172.4	208.6
Inventories	171.9	189.4
Deferred tax assets	84.5	74.7
Other current assets	55.6	25.3

Total current assets	1,262.1	1,540.5

Net property, plant and equipment	603.5	627.7
Goodwill	63.6	57.3
Deferred tax assets	199.3	185.7
Other assets	90.1	99.9

Total assets	$2,218.6	$2,511.1

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$ 63.7	$ 108.8
Accrued expenses	124.2	191.0
Income taxes payable	104.5	98.5

Total current liabilities	292.4	398.3

Long-term debt	20.6	21.1
Other non-current liabilities	173.5	165.6

Total liabilities	486.5	585.0

Commitments and contingencies

Shareholders’ equity:
Common stock	156.7	167.8
Additional paid-in capital	61.8	504.2
Retained earnings	1,626.7	1,376.2
Unearned compensation	-	(8.6)
Accumulated other comprehensive loss	(113.1)	(113.5)

Total shareholders’ equity	1,732.1	1,926.1

Total liabilities and shareholders’ equity	$2,218.6	$2,511.1

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NATIONAL SEMICONDUCTOR CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In millions)
	Nine Months Ended
	Feb. 25,	Feb. 26,
	2007	2006
Cash flows from operating activities:
Net income	$ 283.0	$ 330.4
Adjustments to reconcile net income with net cash
provided by operating activities:
Depreciation and amortization	110.5	122.3
Share-based compensation expense	86.6	12.6
Excess tax benefit from share-based payment arrangements	(7.0)	-
Tax benefit associated with stock options	22.7	84.4
Gain on investments	(1.1)	(8.4)
Share in net losses of equity-method investments	-	0.6
Loss on disposal of equipment	0.9	2.7
Gain on sale of business	-	(28.3)
In-process research and development charge	6.1	-
Impairment of goodwill	-	5.2
Non-cash other operating income, net	-	1.6
Other, net	0.8	(1.7)
Changes in certain assets and liabilities, net:
Receivables	41.8	(63.9)
Inventories	20.2	(9.5)
Other current assets	(6.8)	43.0
Accounts payable and accrued expenses	(118.2)	44.6
Current and deferred income taxes	(19.5)	24.5
Other noncurrent assets	-	(9.0)
Other noncurrent liabilities	15.4	16.9

Net cash provided by operating activities	435.4	568.0

Cash flows from investing activities:
Purchase of property, plant and equipment	(93.6)	(100.0)
Business acquisition, net of cash acquired	(8.2)	-
Sale of equipment	0.6	1.1
Sale of business	-	64.0
Sale and maturity of available-for-sale securities	110.8	-
Sale of investments	-	10.8
Funding of benefit plan	(7.9)	(2.4)
Other, net	1.9	(1.9)

Net cash provided by (used in) investing activities	3.6	(28.4)

Cash flows from financing activities:
Payment on software license obligations	(8.7)	(13.1)
Excess tax benefit from share-based payment arrangements	7.0	-
Issuance of common stock	44.5	233.2
Purchase and retirement of treasury stock	(603.8)	(750.7)
Cash dividends declared and paid	(32.5)	(24.0)

Net cash used in financing activities	(593.5)	(554.6)

Net decrease in cash and cash equivalents	(154.5)	(15.0)
Cash and cash equivalents at beginning of period	932.2	867.1

Cash and cash equivalents at end of period	$ 777.7	$ 852.1

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PART I. FINANCIAL INFORMATION

EARNINGS PER SHARE (Unaudited)

(In millions, except per share amounts)

Three Months Ended		Nine Months Ended
Feb 25, 2007	Feb. 26, 2006	Feb 25, 2007	Feb. 26, 2006

Earnings per share:
Basic	$ 0.23	$ 0.39	$ 0.88	$ 0.97
Diluted	$ 0.22	$ 0.37	$ 0.84	$ 0.92

Net income used in basic and diluted

earnings per share calculation	$ 71.5	$130.1	$283.0	$330.4

Weighted-average shares:

Basic	315.7	337.5	322.0	341.0
Diluted	330.1	354.6	336.4	358.3

OTHER FINANCIAL STATEMENT DETAIL

(In millions)

	Three Months Ended		Nine Months Ended
Other operating (income) expense, net	Feb 25, 2007	Feb. 26, 2006	Feb 25, 2007	Feb. 26, 2006

Net intellectual property income	$ (0.2)	$ (1.9)	$ (1.2)	$ (3.3)
Goodwill impairment loss	-	5.2	-	5.2
Other	-	1.0	(1.0)	(1.0)
Total other operating (income) expense, net	$ (0.2)	$ 4.3	$ (2.2)	$ 0.9

Interest income, net

Interest income	$ 9.4	$ 9.0	$ 30.3	$ 24.3
Interest expense	(0.4)	(0.5)	(1.3)	(1.2)
Interest income, net	$ 9.0	$ 8.5	$ 29.0	$ 23.1

Other non-operating income (expense), net

Gain on investments	$ 0.1	$ 9.7	$ 1.1	$ 8.4
Share in net losses of equity-method
Investments	-	-	-	(0.6)
Other	-	(9.7)	-	(9.7)
Total other non-operating income (expense), net	$ 0.1	$ -	$ 1.1	$ (1.9)

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